EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated April 12, 2007 in the Amendment No. 1 to the Registration Statement (File No. 333-141182) and related Prospectus of Claymore Securities Defined Portfolios, Series 377.


                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
April 12, 2007